UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Boston Pl. Suite 2600 Boston, MA 02108 (Address of principal executive offices) 617-209-7999 (Registrant’s Telephone Number)
Copy of all Communications to: Lawrence I. Washor Washor & Associates 21800 Oxnard Street, Suite 790 Woodland Hills, CA 91367 (310) 479-2660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, unless otherwise indicated.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or future financial performance. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 17, 2014, pursuant to a resolution of the board of directors, the Company executed an Agreement to Purchase One Hundred Percent of the Issued and Outstanding Shares of a California-based pharmacy Corporation (the “Pharmacy”) and its Assets and Inventory (the “Purchase Agreement”) between the Company, the Pharmacy and its sole shareholder (the “Seller”). The fully executed Purchase Agreement is dated March 27, 2014 and was received from the Seller on April 17, 2014.

Pursuant to the Purchase Agreement, in exchange for 100% of the Pharmacy’s common stock and 100% of the Pharmacy’s Assets and Inventory, among other things, the Company shall deliver to the Seller by, or prior to, the Closing Date, which shall be no later than July 15, 2014:

  Cash in the amount of $15 million;
  A subordinate Promissory Note in the amount of $5 million, bearing interest at a rate of 6% per annum commencing three (3) years from the date of the Promissory Note, to be repaid after the senior credit facility has been paid in full, over a period of twelve (12) months; and
  An ownership of Common Stock in the Company, representing approximately 9.9% of the issued and outstanding stock in the Company on a fully diluted basis

Certain terms and conditions of the Purchase Agreement remain confidential pursuant to a written non-disclosure agreement with the Seller until the Closing.

The Closing is subject to the Company obtaining the necessary financing and the required regulatory approval for the acquisition of the Pharmacy prior to the Closing.  In the event that the Company does not obtain the requisite financing and regulatory approval by the Closing Date, the transaction will not occur without a modification mutually acceptable to both parties.

In conjunction with the Closing, the Company will file an additional 8K.

About The Pharmacy

The Pharmacy, established over 60 years ago, is a compound pharmacy, headquartered in California US, specializing in infertility treatments, pain management, and individualized treatments to its clientele. The Pharmacy provides specialty compounding and full-service pharmaceutical services to healthcare professionals in 40 states in the US.

The Pharmacy’s unaudited financials for the year ending December 31, 2013 showed the Pharmacy generating approximately $55,000,000 in gross revenue with approximately $16,000,000 in Earnings Before Interest and Taxes (“EBIT”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Date: April 21, 2014	/s/ J. Michael Redmond
By: J. Michael Redmond
Its: President and Chief Executive Officer